Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-71683 of Bank of Commerce Holdings (formerly Redding Bancorp) on Form S-8 of our report dated January 14, 2005 appearing in this Annual Report on Form 10-K/A (Amendment No. 2) of Bank of Commerce Holdings for the year ended December 31, 2004.

Stockton, California
June 3, 2005

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